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                                                                    EXHIBIT 99.1

BESTIP DEVELOPMENT INTERNATIONAL LIMITED EMERGES AS PUBLICLY-TRADED COMPANY THROUGH CLOSING OF REVERSE ACQUISITION OF WYOMING OIL & MINERALS, INC

Hong, Kong, China, June 17, 2005 -- Bestip Development International Limited ("Bestip"), a designer and manufacturer of micro motors, today announced it has completed the closing of its reverse acquisition of Wyoming Oil & Minerals, Inc (OTCBB: WYOI), pursuant to which WYOI acquired all of the outstanding ordinary shares of Bestip in exchange for a controlling interest in WYOI. Through the reverse acquisition, Bestip will become a publicly-traded company.

Pursuant to a securities purchase agreement between the parties, the shareholders of Bestip have transferred to WYOI all of the outstanding capital shares of Betsip in exchange for WYOI's issuance of 28,000,000 shares of its common stock to the shareholders of Bestip (representing approximately 95% of WYOI's total capital stock outstanding after giving effect to its acquisition of Bestip).

In conjunction with the closing of the reverse acquisition, existing members of Bestip's management team, Simon Shi and Jeffrey Shi, have been elected to the board of directors of WYOI, replacing Bill M. Conrad, Jubal S. Terry and Raymond
E. McElhaney, who resigned effective at the closing of the acquisition. Further, it is anticipated that WYOI will change its name to "Sun Motor Technology, Inc.", which will also result in a change to its stock symbol.

Incoming Chairman of Wyoming Oil, Mr. Simon Shi said "We are very pleased to have completed our public listing in the United States. As one of the world's leading manufacturers of micro motors with annual revenues of over $40 million, with a significant portion of our client base comprising US and European corporations, we believe that our shareholders will be very satisfied with the new business structure of their company."

For its fiscal year ending March 31, 2004, Bestip had revenues of $39,965,957 and net income of $1,078,911. As of March 31, 2004, Bestip had total assets of $35,335,245 and total shareholders' equity of $12,543,534. For the nine months ending December 31, 2004, Bestip had revenues of $37,493,427 and net income of $913,114. As of December 31, 2004, Bestip had total assets of $35,506,705 and total shareholders' equity of $10,379,726. The figures as of and for the none months ended December 31, 2004 are unaudited and therefore subject to adjustment.

About Wyoming Oil & Minerals Inc.

Wyoming Oil & Minerals Inc. is a publicly-traded corporation formerly engaged in the oil and gas industry. It had insignificant assets as of the close and has not generated significant revenues since the spin-off of its former subsidiary, New Frontier Energy, Inc., and the sale of its Blue Star subsidiary.

About Bestip Development International Limited.

Bestip Development International Limited was incorporated in the British Virgin Islands on April 26, 1994 by Mr. Shi Kai Biu, Simon as the investment holding company of the Sun Motor Technology Group ("Sun Motor"). Sun Motor designs, manufactures and markets micro motors for a wide range of applications including automobile components, home appliances, power tools, multimedia, personal care, and business equipment. Its clients include several European and US based multinational corporations.

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Forward Looking Statements

The statements contained in this press release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. Wyoming Oil & Minerals Inc. and Bestip Development International Limited intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things: (1) success of the reverse acquisition; (2) Bestip Development International Limited's expected revenue and earnings growth; and (3) estimates regarding the size of target markets. These statements are qualified by important factors that could cause Bestip Development International Limited's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) Bestip Development International Limited's ability to obtain development financing as and when needed, (2) Bestip Development International Limited's continued profitable operations; (3) the market's acceptance of Bestip Development International Limited's products and services; (4) significant competition from other micro motor OEM companies and technologies, and (5) Bestip Development International Limited's ability to protect its intellectual property. These statements, and other forward looking statements, are not guarantees of future performance and involve risks and uncertainties.

For more information, please contact:
Mr. Eric Wong of Wyoming Oil & Minerals Inc.
Tel: 852-2190-6213
Fax: 852-2724-0186
Email: eric@sunmotor.com.hk

or Stephen Devanney of Stephen W. Devanney Strategic Corporate Marketing & Communications, investor relations to Wyoming Oil & Minerals Inc.
Tel: 303-369-7128
Email: s_devanney@msn.com

or Mr.Nils Ollquist of Orient Financial Services, financial advisors to Bestip Development International Limited:
Tel: 852-2521-5210
Fax: 852-2166-8999
EMAIL: NAO@ORIENTFINANCIAL.COM